UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 29, 2021

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2021, a condition was satisfied that caused the effectiveness of a lease that MicroVision, Inc. (the “Company”) had previously signed. Specifically, on September 24, 2021, MicroVision entered into two office leases with Redmond East Office Park LLC, a Washington limited liability company, for properties located in Redmond, Washington. One of the leases, referred to as the “office and testing lease,” will be used for product testing and offices, covers approximately 17,000 square feet of space, and has an initial term of 128 months commencing November 1, 2021. The Company reported the entry into this testing space lease on a Current Report on Form 8-K filed with the SEC on September 29, 2021.

The second of the leases, referred to as the “office and lab lease,” will be used for offices and engineering labs, covers approximately 36,000 square feet of space, and has an initial term of 120 months with a target commencement date of July 1, 2022. Rent is not due pursuant to the office and lab lease until commencement. The effectiveness of the office and lab lease was conditioned upon MicroVision reaching an agreement for the early termination of its current office lease covering approximately 31,000 square feet. Such agreement was reached on October 29, 2021.

Pursuant to the office and lab lease, annual base rent will be approximately $1.1 million for the first twelve months and is subject to annual increases of 3.0%. In addition to base rent, MicroVision will pay additional rent comprised of its proportionate share of any operating expenses, real estate taxes, and management fees for the premises. The Company has the option to extend the Term for the Premises for one ten-year renewal period, provided that the rent would be subject to market adjustment at the beginning of the renewal term.

The foregoing description of the office and lab lease is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Vice President, General Counsel and Secretary

Dated: November 4, 2021